NEWS RELEASE

Contact:                 Wendy S. Schmucker
Senior Vice President, Secretary and Treasurer
724-537-9923

For Immediate Release

COMMERCIAL NATIONAL ANNOUNCES INTENTION TO DELIST FROM NASDAQ AND DEREGISTER AS A REPORTING COMPANY WITH THE SEC

LATROBE, PA, June 19, 2012 - Commercial National Financial Corporation (NASDAQ:CNAF)(Company), parent Company of Commercial Bank & Trust of PA, today announced that its board of directors approved the voluntary delisting of its common stock from NASDAQ and the deregistration of the Company’s common stock with the Securities and Exchange Commission (SEC). The Company has notified The NASDAQ Stock Market of the Company’s intent to voluntarily delist its common stock from NASDAQ. The Company intends to file an application on Form 25 to notify the SEC of the Company’s withdrawal from NASDAQ on June 29, 2012. The Company anticipates that its common stock would be suspended from trading on June 29, 2012 and that, thereafter, its common stock would be quoted and traded under the symbol “CNAF” on the OTCQB Marketplace, operated by OTC Markets Group.  After the Company’s common stock is delisted from NASDAQ, the Company will also start the termination of the registration of its common stock under the Securities Exchange Act of 1934 (Exchange Act). The Company intends to file a Form 15 with the SEC on about July 10, 2012 to deregister its common stock under Section 12(g)(4) of the Exchange Act, and expects the deregistration to become effective 90 days after the Form 15 filing. At that point, the Company would suspend its periodic reporting obligations under Section 15(d) of the Exchange Act, including its obligation to file Forms 10-K, 10-Q and 8-K.

The decision comes in response to the recent signing into law of the Jumpstart Our Business Startups (JOBS) Act, which, among other things, makes it possible for banks and bank holding companies to deregister a class of equity securities from the SEC if there are fewer than 1,200 holders of record of such securities.

The decision to deregister from the SEC and delist from NASDAQ was driven by a desire to achieve substantial annual savings by reducing accounting, legal and administrative costs associated with being an SEC registrant and NASDAQ registrant. The Company expects to achieve approximately $250,000 in total annual hard and soft dollar cost savings, while maintaining the integrity and liquidity of its investors' stock holdings. The Company will continue to prepare and publish quarterly and annual financial results which will be similar in nature to much of the financial information currently disclosed in the Company’s periodic SEC reports. The Company will continue to mail shareholders the substantially same information as it currently does.

The Company's wholly-owned subsidiary, Commercial Bank & Trust of PA (“Bank”) will continue to report detailed quarterly financial results to the Federal Deposit Insurance Corporation (FDIC) via call reports, which are publicly available on the FDIC website, www2.fdic.gov/Call_TFR_Rpts. The Bank will also continue to undergo periodic internal audits to ensure that the Bank operates with proper control procedures and prudent risk management practices, and will be subject to regulatory examinations by the FDIC and the Pennsylvania Department of Banking related to safety and soundness along with compliance with all applicable regulatory requirements.

As a bank holding company, Commercial National Financial Corporation will continue to operate under the monitoring and periodic examination by the Federal Reserve Bank of Cleveland, and will continue to undergo an annual audit by independent CPAs.

The board of directors noted that in addition to the significant yearly cost savings, deregistering the Company’s shares also will enable senior management to focus more on the day-to-day operations of the bank, as opposed to the considerable time necessary to manage compliance with SEC reporting requirements.

In addition to Latrobe, Pennsylvania where it is headquartered, the Company operates community banking facilities in Greensburg, Hempfield Township, Ligonier, North Huntingdon, Unity Township and West Newton, Pennsylvania and also maintains a commercial business development sales force throughout its entire market area. The Company operates an asset management and trust division of Commercial Bank & Trust of PA headquartered in Greensburg, Pennsylvania. Commercial Bank & Trust of PA also serves its customer base from an Internet banking site (www.cbthebank.com) and an automated TouchTone Teller banking system.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based on information currently available to the Company, and the Company assumes no obligation to update these statements as circumstances change. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including changes in general economic and financial market conditions, unforeseen problems, and the Company's ability to execute its business plans.  The actual results of future events could differ materially from those stated in any forward-looking statements herein.

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